EXHIBIT 99.1

Rekor Appoints David Desharnais as President and Chief Operating Officer

COLUMBIA, MD / September 28, 2022 / Rekor Systems, Inc, (NASDAQ: REKR) (“Rekor” or the “Company”), a global AI technology company with a mission to provide data-driven insights that build safer, smarter, and more efficient cities around the world through intelligent infrastructure, today announced that effective September 30, 2022, Rodney Hillman, Chief Operating Officer, will be leaving Rekor to pursue other ventures. The Company’s current President, David Desharnais, will succeed Hillman in an expanded role as President and Chief Operating Officer.

“I wish to express my deep appreciation to Rod for his many years of service to our company,” said Robert A. Berman CEO and Chair, Rekor. “His contributions to the operations functions of Rekor have been instrumental to many of our company’s successes and we have benefitted greatly from his extensive knowledge of the industry and steadfast leadership. We wish him the very best as he continues his journey.”

Berman continued, “In his key role as Rekor President, David has consistently demonstrated his superior business acumen and in-depth understanding of all facets of our company’s operations. Given his proven leadership skills and bold vision, I have every confidence he will do an outstanding job in this new dual role.”

“I am grateful for the confidence and support of Robert Berman, our Board of Directors, and the entire executive team as I take on this expanded role,” said David Desharnais. “Rod Hillman has been an exceptional partner to me through this transition period and am looking forward to working closely with such a strong and capable global team of operations, production, delivery, and customer service professionals as we accelerate our path forward.”

Desharnais joined the Company in January of 2022, having previously held a number of management positions, including Chief Digital Product Officer, and Board Director for IDEMIA where he was responsible for global strategy and teams across product management, engineering and application development, customer delivery and integration, cybersecurity, data and analytics, strategic alliances, and digital labs. Prior to IDEMIA, he was an executive at Amazon where he served as the General Manager of Worldwide Industries for Amazon Web Services (AWS) for more than 200 services across 28 major industries including automotive, financial services, healthcare, and life sciences, media and advertising, energy, retail and CPG, and more where he helped define and deliver new categories of cloud infrastructure and application-specific solutions (compute, storage, networking, machine learning, IoT, and end-user computing) tuned for high growth industries.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety.

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Forward-Looking Statements

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Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekorsystems.com

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